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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the use in this Registration Statement Amendment No. 2 to Form S-4 of Omega Cabinets, Ltd. of our report dated June 28, 1995 on the statements of income and cash flows of Home-Crest Corporation for the year ended December 31, 1994 and the period ended May 25, 1995 and to the reference to us in the section entitled "Experts".

                                          /s/ Crowe, Chizek and Company LLP

                                          Crowe, Chizek and Company LLP

Elkhart, Indiana

December 11, 1997